Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement (Form S-8) of The PNC Financial Services Group, Inc. pertaining to the National City Corporation 1993 Stock Option Plan, National City Corporation 1997 Stock Option Plan, National City Corporation 2001 Stock Option Plan, National City Corporation Amended and Restated Long-Term Cash and Equity Incentive Plan, Allegiant Bancorp, Inc. 2000 Stock Incentive Plan, Allegiant Bancorp, Inc. 2002 Stock Incentive Plan, Equality Bancorp, Inc. 1997 Stock Option and Incentive Plan, Equality Savings and Loan Association St. Louis Missouri 1993 Stock Option and Incentive Plan, Harbor Florida Bancshares, Inc. 1998 Stock Incentive Plan for Directors, Officers and Employees, MAF Bancorp, Inc. 2000 Stock Option Plan, MAF Bancorp, Inc. 1990 Incentive Stock Option Plan, Amended and Restated EFC Bancorp, Inc. 1998 Stock-Based Incentive Plan, EFC Bancorp, Inc. 2000 Stock Option Plan, MAF Bancorp, Inc. Incentive Compensation Plan, MAF Bancorp, Inc. Amended and Restated 1993 Premium Price Stock Option Plan, St. Francis Capital Corporation 1997 Stock Option Plan, St. Francis Capital Corporation 1993 Incentive Stock Plan, Reliance Bancshares, Inc. 1997 Stock Option Plan, Provident Financial Group 1997 Stock Option Plan, Provident Financial Group 2000 Employee Stock Option Plan, Provident Bancorp 1992 Outside Directors Amended and Restated Stock Option Plan, Provident Financial Group 2002 Outside Directors Stock Option Plan, National City Savings and Investment Plan, National City Non-Contributory Retirement Plan and National City Corporation 2004 Deferred Compensation Plan of our report dated February 13, 2008 (except Note 27, as to which the date is November 12, 2008) with respect to the consolidated financial statements of National City Corporation, and our report dated February 13, 2008 with respect to the effectiveness of internal control over financial reporting of National City Corporation, included in The PNC Financial Services Group, Inc.’s Current Report (Form 8-K) dated December 2, 2008, filed with the Securities and Exchange Commission. We also consent to the incorporation by reference in this Registration Statement (Form S-8) of The PNC Financial Services Group, Inc. of our report dated June 25, 2008 with respect to the financial statements of National City Savings and Investment Plan (the “401(k) Plan”), included in the 401(k) Plan’s Annual Report (Form 11-K) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Cleveland, Ohio
December 30, 2008